EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Amends Property Agreement to Include Additional Claims in Nevada

Coeur d’Alene, Idaho – October 28, 2013 – Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has entered into an amendment to its Lease and Option Agreement for Purchase and Sale of Mining Properties dated August 15, 2013.  The amendment adds 104 additional claims in Nevada to the original agreement.  The additional claims, named the WFWKV Claims, are approximately 25 miles northwest of Eureka, Nevada within the productive Battle Mountain-Eureka Gold Trend, and include Carlin-type disseminated gold targets.

Under the amended agreement, the Company now controls a total of 590 mineral claims in Nevada comprised of seven separate properties.  As consideration for the inclusion of the additional claims, the amendment to the agreement provides, subject to regulatory approval, for the issuance of 200,000 restricted shares of the Company’s common stock.

About Timberline Resources

Timberline Resources Corporation is exploring and developing advanced-stage gold properties in the western United States. Timberline holds a 50-percent carried interest ownership stake in the Butte Highlands Joint Venture in Montana.  Timberline’s exploration is primarily focused on the major gold districts of Nevada, where it is advancing its flagship Lookout Mountain Project toward a production decision while exploring a pipeline of quality earlier-stage projects at its South Eureka Property and elsewhere. Timberline management has a proven track record of discovering economic mineral deposits and developing them into profitable mines.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the timing and results of the Company’s continued exploration and drill program at Iron Butte, South Eureka and Lookout Mountain, the timing of assay results from such drilling program being released, the Company’s ability to expand and upgrade the South Eureka resource, the timing or results of the Company’s drill programs at Butte Highlands, including the timing of obtaining necessary permits, the development and production of the Company’s Butte Highlands project and projects on its South Eureka property, the potential life of the mine at the Butte Highlands project, the targeted production date for the Butte Highlands project, targeted date for production at South Eureka, the potential for a heap-leach mine at South Eureka, targeted dates for the South Eureka technical report and economic scoping study, potential definition and expansion of a resource at Iron Butte, development at Iron Butte, and possible growth of the Company and the Company’s expected operations, including potential development of an open pit extraction and run-of-mine heap leach processing and operation at South Eureka. When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to the timing and completion of the drilling programs at Iron Butte, Butte Highlands and South Eureka, risks and uncertainties related to historic and other mineral estimates, risks related to the inherently dangerous activity of mining, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2012.  Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information:

Paul Dircksen, CEO

Phone: 208.664.4859

2 | TIMBERLINE RESOURCES